EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Third Quarter Ended June 30, 2026

MIAMI, Aug. 10, 2026 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (NYSE: PFLT) announced today its financial results for the third quarter ended June 30, 2026.

HIGHLIGHTS
Quarter ended June 30, 2026 (Unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)(2)	$2,504.7
Net assets	$1,017.6
Net asset value per share	$10.26
Quarterly change in net asset value per share	(2.0)%

Credit Facility	$318.3
2029 Notes, net of unamortized deferred financing costs	$196.2
2031 Notes, net of unamortized deferred financing costs	$101.3
2036-R Asset-Backed Debt, net of unamortized deferred financing costs	$286.6
2037 Asset-Backed Debt, net of unamortized deferred financing costs	$387.3
2038-R Asset-Backed Debt, net of unamortized deferred financing costs	$284.9
Debt to equity	1.56x
Weighted average yield on debt investments at quarter-end	9.8%

Operating Results:
Net investment income	$25.9
Net investment income per share (GAAP)	$0.26
Core net investment income per share (3)	$0.26
Distributions declared per share - base	$0.2850
Distributions declared per share - supplemental	$0.0033

Portfolio Activity:
Purchases of investments	$212.1
Sales and repayments of investments	$271.7

PSSL Portfolio data:
PSSL investment portfolio	$1,139.9
Purchases of investments	$37.3
Sales and repayments of investments	$99.7

PSSL II Portfolio data:
PSSL II investment portfolio	$320.1
Purchases of investments	$9.8
Sales and repayments of investments	$29.6

________________________

(1)	Includes investments in PennantPark Senior Secured Loan Fund I LLC, or PSSL, an unconsolidated joint venture, totaling $290.3 million, at fair value.
(2)	Includes investments in PennatPark Senior Secured Loan Fund II LLC, or PSSL II, an unconsolidated joint venture, totaling $93.4 million, at fair value.
(3)	Core net investment income (“Core NII”) is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended June 30, 2026, there were no one-time events resulting in $0.26 of Core NII.

CONFERENCE CALL AT 9:00 A.M. ET ON AUGUST 11, 2026

The Company will also host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, August 11, 2026 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #2261035 or PennantPark Floating Rate Capital Ltd. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are pleased to continue to find attractive risk adjusted returns in the core middle market with conservative portfolio company leverage, low PIK interest and covenant protections. Our exposure to the Government Services and Defense sector continues to outperform. We are delighted with the meaningful realization during the quarter from an equity co-investment in a leading defense technology company. The ramp of PSSL II continues on plan and should generate substantial earnings overtime,” said Art Penn, Chairman and CEO.

As of June 30, 2026, our portfolio totaled $2,504.7 million, and consisted of $2,230.7 million of first lien secured debt (including $237.7 million in PSSL and $65.6 million in PSSL II), $19.7 million of subordinated debt and $254.3 million of preferred and common equity (including $52.7 million in PSSL and $27.8 million in PSSL II). Our debt portfolio consisted of approximately 99% variable-rate investments. As of June 30, 2026, we had four portfolio companies on non-accrual, representing 1.0% and 0.4% of our overall portfolio on a cost and fair value basis, respectively. As of June 30, 2026, the portfolio had net unrealized depreciation of $122.8 million. Our overall portfolio consisted of 159 companies with an average investment size of $15.8 million and had a weighted average yield on debt investments of 9.8%.

As of September 30, 2025, our portfolio totaled $2,773.3 million and consisted of $2,513.6 million of first lien secured debt (including $237.7 million in PSSL), $19.0 million of second lien and subordinated debt and $240.7 million of preferred and common equity (including $44.3 million in PSSL). Our debt portfolio consisted of approximately 99% variable-rate investments. As of September 30, 2025, we had three portfolio companies on non-accrual, representing 0.4% and 0.2% of our overall portfolio on a cost and fair value basis, respectively. As of September 30, 2025, the portfolio had net unrealized depreciation of $46.1 million. Our overall portfolio consisted of 164 companies with an average investment size of $16.9 million, and a weighted average yield on debt investments of 10.2%.

For the three months ended June 30, 2026, we invested $212.1 million in five new and 51 existing portfolio companies at a weighted average yield on debt investments of 9.0%. Sales and repayments of investments for the same period totaled $271.7 million including $37.1 million of sales to PSSL and $9.8 million of sales to PSSL II. For the nine months ended June 30, 2026, we invested $807.9 million in 15 new and 86 existing portfolio companies with a weighted average yield on debt investments of 9.5%. Sales and repayments of investments for the same period totaled $1,041.2 million including $226.5 million of sales to PSSL and $354.3 million of sales to PSSL II.

For the three months ended June 30, 2025 we invested $208.1 million in four new and 17 existing portfolio companies at a weighted average yield on debt investments of 10.1%. Sales and repayments of investments for the same period totaled $145.8 million including $51.8 million of sales to PSSL. For the nine months ended June 30, 2025, we invested $1,108.3 million in 18 new and 112 existing portfolio companies with a weighted average yield on debt investments of 10.2%. Sales and repayments of investments for the same period totaled $669.5 million, including $292.4 million of sales to PSSL.

PennantPark Senior Secured Loan Fund I LLC

As of June 30, 2026, PSSL’s portfolio totaled $1,139.9 million, consisted of 120 companies with an average investment size of $9.5 million and had a weighted average yield on debt investments of 9.5%. As of September 30, 2025, PSSL’s portfolio totaled $1,084.6 million, consisted of 117 companies with an average investment size of $9.3 million and had a weighted average yield on debt investments of 10.1%.

For the three months ended June 30, 2026, PSSL invested $37.3 million (including $37.1 million purchase from the Company) in six new and two existing portfolio companies with a weighted average yield on debt investments of 9.2%. PSSL’s sales and repayments of investments for the same period totaled $99.7 million. For the nine months ended June 30, 2026, PSSL invested $229.7 million (including $226.5 million purchase from the Company) in 13 new and 22 existing portfolio companies with a weighted average yield on debt investments of 9.3%. PSSL's sales and repayments of investments for the same period totaled $144.2 million.

For the three months ended June 30, 2025, PSSL invested $52.3 million (including $51.8 million purchase from the Company) in seven new and two existing portfolio companies with a weighted average yield on debt investments of 10.8%. PSSL’s sales and repayments of investments for the same period totaled $53.8 million. For the nine months ended June 30, 2025, PSSL invested $337.2 million (including $292.4 million purchased from the Company) in 28 new and 13 existing portfolio companies with a weighted average yield on debt investments of 10.3%. PSSL’s sales and repayments of investments for the same period totaled $177.2 million.

PennantPark Senior Secured Loan Fund II LLC

As of June 30, 2026, PSSL II’s portfolio totaled $320.1 million and consisted of 52 companies with an average investment size of $6.2 million and at a weighted average yield on debt investments of 9.0%.

For the three months ended June 30, 2026, PSSL II invested $9.8 million (including $9.8 million purchased from the Company) in one new and one existing portfolio companies at a weighted average yield on debt investments of 9.6%. Sales and repayments of investments for the three months ended June 30, 2026 totaled $29.6 million. For the nine months ended June 30, 2026, PSSL II invested $354.3 million (including $354.3 million purchased from the Company) in 55 new and zero existing portfolio companies at a weighted average yield on debt investments of 9.1%. Sales and repayments for the same period totaled $33.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2026 and 2025.

Investment Income

For the three and nine months ended June 30, 2026 investment income was $66.1 million and $202.1 million, respectively, which was attributable to $58.9 million and $181.8 million from first lien secured debt and $7.2 million and $20.3 million from other investments, respectively. For the three and nine months ended June 30, 2025, investment income was $63.5 million and $192.4 million, respectively, which was attributable to $57.9 million and $175.1 million from first lien secured debt and $5.6 million and $17.3 million from other investments, respectively. The increase in investment income for the three and nine months ended June 30, 2026, was primarily due to the increase in the size of our debt portfolio.

Expenses

For the three and nine months ended June 30, 2026, expenses totaled $40.2 million and $123.8 million, respectively and were comprised of: $25.0 million and $76.3 million of debt related interest and expenses, $6.4 million and $19.6 million of base management fees, $6.5 million and $19.6 million of performance-based incentive fees, $2.3 million and $$6.5 million of general and administrative expenses, $0.1 million and $0.3 million of taxes and zero and $1.6 million in Credit Facility amendment and debt issuance costs. For the three and nine months ended June 30, 2025, expenses totaled $38.9 million and $112.8 million, respectively and were comprised of: $22.5 million and $67.4 million of debt related interest and expenses, $5.9 million and $16.8 million of base management fees, $5.4 million and $19.1 million of performance-based incentive fees, $2.0 million and $5.5 million of general and administrative expenses, $0.2 million and $0.7 million of taxes and $2.9 million and $3.3 million in Credit Facility amendment costs. The increase in expenses for the three and nine months ended June 30, 2026, was primarily due to the increase in interest expense from increased borrowings as a result of the increase in our investment portfolio.

Net Investment Income

For the three and nine months ended June 30, 2026 net investment income totaled $25.9 million or $0.26 per share, and $78.3 million or $0.79 per share, respectively. For the three and nine months ended June 30, 2025 net investment income totaled $24.6 million or $0.25 per share, and $79.6 million or $0.88 per share, respectively. The decrease in net investment income for the nine months ended June 30, 2026, was primarily due to an increase in interest expense.

Net Realized Gains or Losses

For the three and nine months ended June 30, 2026 net realized gains (losses) totaled $37.3 million and $29.9 million, respectively. For the three and nine months ended June 30, 2025 net realized gains (losses) totaled $(14.8) million and $8.4 million, respectively. The change in net realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which investments were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and nine months ended June 30, 2026, we reported net change in unrealized appreciation (depreciation) on investments of $(56.6) million and $(76.7) million, respectively. For the three and nine months ended June 30, 2025 we reported net change in unrealized appreciation (depreciation) on investments of $9.9 million and $(39.9) million, respectively. As of June 30, 2026 and September 30, 2025, our net unrealized appreciation (depreciation) on investments totaled $(122.8) million and $(46.1) million, respectively. The net change in unrealized appreciation (depreciation) on our investments was primarily due to the operating performance of the portfolio companies within our portfolio, changes in the capital market conditions of our investments, and realization of investments.

For the three and nine months ended June 30, 2026, our Credit Facility had a net change in unrealized appreciation (depreciation) of less than $0.1 million and less than $0.1 million, respectively. For the three and nine months ended June 30, 2025, our Credit Facility had a net change in unrealized appreciation (depreciation) of $(0.1) million and less than $0.1 million, respectively. As of June 30, 2026 and September 30, 2025, the net unrealized appreciation (depreciation) on the Credit Facility totaled zero and zero, respectively. The net change in net unrealized (appreciation) or depreciation was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three and nine months ended June 30, 2026, net increase (decrease) in net assets resulting from operations totaled $7.6 million or $0.08 per share and $32.7 million, or $0.33 per share, respectively. For the three and nine months ended June 30, 2025, net increase (decrease) in net assets resulting from operations totaled $19.3 million or $0.19 per share and $48.9 million or $0.54 per share, respectively. The net increase or (decrease) from operations for the three and nine months ended June 30, 2026, was primarily due to operating performance of our portfolio and changes in capital market conditions of our investments along with change in size and cost yield of our debt portfolio and costs of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments, and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

In June 2026, we issued $105.0 million in aggregate principal amount of unsecured 2031 Notes. The effective interest rate on the 2031 Notes is 7.375% and they mature in June 2031.

For the nine months ended June 30, 2026 and 2025, the annualized weighted average cost of debt, inclusive of the fee on the undrawn commitment on the Credit Facility, amendment costs and debt issuance costs, was 6.1% and 6.9%, respectively. As of June 30, 2026 and September 30, 2025 we had $449.7 million and $34.1 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of June 30, 2026 and September 30, 2025, we had cash and cash equivalents of $100.8 million and $122.7 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

During the three and nine months ended June 30, 2026, we did not issue any shares of our common stock under the ATM Programs. During the three and nine months ended June 30, 2025, we issued 2,800,000 shares and 21,638,000 shares of our common stock under the ATM Programs, respectively, at an average price of $11.31 per share and $11.34 per share raising $31.6 million and $244.8 million of net proceeds after commissions to the Sales Agents and inclusive of proceeds from the Investment Adviser to ensure that all shares were sold at or above NAV, respectively.

For the nine months ended June 30, 2026, our operating activities provided cash of $276.1 million and our financing activities used cash of $298.0 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily due to repayments of our Credit Facility and 2026 Notes offset by proceeds received from the sales of $28.5 million of 2037 Class D Notes, $21.0 million of 2036-R Asset-Backed Debt D-R Notes to third parties and the issuance of $200.0 million of our 2029 Notes and the issuance of $105.0 million of our 2031 Notes.

For the nine months ended June 30, 2025, our operating activities used cash of $386.1 million and our financing activities provided cash of $376.7 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily due to proceeds from the 2037 Asset-Backed debt and proceeds from public offerings under our 2024 ATM Program partially offset by repayments of our Credit Facility.

DISTRIBUTIONS

During the three and nine months ended June 30, 2026 we declared distributions of $0.2883 per share and $0.9033 per share for total distributions of $28.6 million and $89.6 million. During the three and nine months ended June 30, 2025, we declared distributions of $0.3075 per share and $0.9225 per share for total distributions of $30.5 million and $83.4 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

We will maintain a base dividend of $0.08 per share and supplemental dividend of $0.0033 per share for October, November and December.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC, and stockholders may find such report on its website at www.pennantpark.com.

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share data)

	June 30, 2026	September 30, 2025
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost— $2,132,947 and $2,458,018, respectively)	$2,120,934	$2,491,360
Controlled, affiliated investments (amortized cost— $494,500 and $361,375, respectively)	383,724	281,968
Total investments (amortized cost— $2,627,447 and $2,819,393, respectively)	2,504,658	2,773,328
Cash equivalents (cost— $50,725 and $40,729, respectively)	50,725	40,729
Cash (cost— $50,090 and $81,955, respectively)	50,083	81,959
Interest receivable	13,496	13,832
Distributions receivable	6,081	—
Receivable for investments sold	7,472	1,369
Due from affiliates	233	321
Prepaid expenses and other assets	2,094	2,143
Total assets	2,634,842	2,913,681
Liabilities
Credit Facility payable, at fair value (cost— $318,355 and $683,855, respectively)	318,310	683,837
2026 Notes payable, net (par— $0 and $185,000) (unamortized deferred financing costs of $0 and $391, respectively)	—	184,609
2029 Notes payable, net (par—$200,000 and $0) (unamortized deferred financing costs of $3,788 and $0, respectively)	196,212	—
2031 Notes payable, net (par—$105,000 and $0) (unamortized deferred financing costs of $3,745 and $0, respectively)	101,255	—
2036 Asset-Backed Debt, net (par—$0 and $287,000) (unamortized deferred financing costs of $0 and $2,373, respectively)	—	284,627
2036-R Asset-Backed Debt, net (par— $287,000 and $266,000) (unamortized deferred financing costs of $391 and $634, respectively)	286,609	265,366
2037 Asset-Backed Debt, net (par— $389,500 and $361,000) (unamortized deferred financing costs of $2,234 and $2,669, respectively)	387,266	358,331
2038-R Asset-Backed Debt, net (par—$287,000 and $0) (unamortized deferred financing costs of $2,135 and $0, respectively)	284,865	—
Payable for investments purchased	—	14,852
Interest payable on debt	19,662	19,172
Distributions payable	8,265	10,170
Base management fee payable	6,381	6,549
Incentive fee payable	6,476	6,883
Accounts payable and accrued expenses	1,320	2,166
Deferred tax liability	592	1,864
Due to affiliates	—	739
Total liabilities	1,617,213	1,839,165
Net assets
Common stock, 99,217,896 and 99,217,896 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	99	99
Paid-in capital in excess of par value	1,219,502	1,219,502
Accumulated deficit	(201,972)	(145,085)
Total net assets	$1,017,629	$1,074,516
Total liabilities and net assets	$2,634,842	$2,913,681
Net asset value per share	$10.26	$10.83

PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Investment income:
From non-controlled, non-affiliated investments:
Interest	$50,133	$50,856	$157,398	$147,533
Dividend	111	549	152	1,495
Other income	816	786	1,964	2,901
From controlled, affiliated investments:
Interest	8,947	7,373	25,444	27,526
Dividend	6,081	3,938	17,175	12,688
Other income	—	—	—	306
Total investment income	66,088	63,502	202,133	192,449
Expenses:
Interest and expenses on debt	25,029	22,547	76,321	67,437
Performance-based incentive fee	6,476	5,396	19,573	19,146
Base management fee	6,381	5,929	19,622	16,797
General and administrative expenses	1,350	1,200	3,750	3,600
Administrative services expenses	900	750	2,700	1,900
Expenses before amendment costs, debt issuance costs and provision for taxes	40,136	35,822	121,966	108,880
Provision for taxes on net investment income	50	200	300	650
Credit Facility amendment and debt issuance costs	—	2,855	1,578	3,297
Total expenses	40,186	38,877	123,844	112,827
Net investment income	25,902	24,625	78,289	79,622
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on:
Non-controlled, non-affiliated investments	37,383	(14,842)	31,304	(14,456)
Non-controlled and controlled, affiliated investments	—	—	—	22,811
Provision for taxes on realized gain (loss) on investments	(49)	12	(49)	(82)
Debt extinguishment	—	—	(1,380)	—
Net realized gain (loss) on investments and debt	37,334	(14,830)	29,875	8,273
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(49,103)	16,233	(45,360)	9,546
Non-controlled and controlled, affiliated investments	(7,546)	(6,351)	(31,369)	(49,401)
Provision for taxes on unrealized appreciation (depreciation) on investments	966	(303)	1,273	797
Debt appreciation (depreciation)	23	(76)	27	15
Net change in unrealized appreciation (depreciation) on investments and debt	(55,660)	9,503	(75,429)	(39,043)
Net realized and unrealized gain (loss) from investments and debt	(18,326)	(5,327)	(45,554)	(30,770)
Net increase (decrease) in net assets resulting from operations	$7,576	$19,298	$32,735	$48,852
Net increase (decrease) in net assets resulting from operations per common share	$0.08	$0.19	$0.33	$0.54
Net investment income per common share	$0.26	$0.25	$0.79	$0.88

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle-market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including potential leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle-market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results, and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:	Richard T. Allorto, Jr.
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com